QuickLinks -- Click here to rapidly navigate through this document

EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Evolving Systems, Inc. of our report dated December 8, 2003, relating to the financial statements of CMS Communications, Inc. which appears in Evolving Systems, Inc. Current Report on Form 8-K/A dated December 8, 2003.

/s/ PricewaterhouseCoopers LLP

Denver, Colorado
January 31, 2005

QuickLinks

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM